AMENDMENT NO. 6

     THIS AMENDMENT NO. 6 (this "Amendment") is made as of April_24, 1998, by and between FINLAY FINE JEWELRY CORPORATION, a Delaware corporation with its principal office at 521 Fifth Avenue, New York, New York 10175 (the "Consignee") and RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association with its principal office at One Hospital Trust Plaza, Providence, Rhode Island 02903 (the "Consignor") amending certain provisions of the Gold Consignment Agreement dated as of June 15, 1995 (as amended, modified or supplemented and in effect, the "Consignment Agreement"), by and between the Consignee and the Consignor. Capitalized terms used herein which are defined in the Consignment Agreement and not defined herein shall have the same meaning herein as therein.

     WHEREAS, the Consignee has requested that the Consignor agree to amend the terms of the Consignment Agreement in certain respects as hereinafter more fully set forth;

     WHEREAS, the Consignor is willing to amend the terms of the Consignment Agreement in such respects upon the terms and subject to the conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Consignment Agreement, herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     S1. Amendments of S1 of the Consignment Agreement.__Section 1 of the Consignment Agreement is hereby amended by:

(a) deleting the text "two and one quarter percent (2-1/4%)" from clause (b) of the definition of "Consignment Fixed Rate" and substituting in lieu thereof the text "one and three-quarters percent (1-3/4%)".

(b) deleting the dollar amount "$25,000,000" contained in clause (b) of the definition of "Consignment Limit" and substituting in lieu thereof the dollar amount "$32,000,000".

(c) inserting in the place required by alphabetical order the following new definitions:

     "Existing Senior Discount Debentures: The Parent's 12% Senior Discount Debentures due 2005, issued pursuant to an Indenture dated as of May 26, 1993, as supplemented by the First Supplemental Indenture thereto dated as of October 28, 1994 and by the Second




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     Supplemental  Indenture  thereto   dated  as  of July 14, 1995, in the form
     provided to the Consignor."

"Existing Senior Notes: The Consignee's 10-5/8% Senior Notes due 2003, issued pursuant to an Indenture dated as of May 26, 1993 as supplemented by the First Supplemental Indenture thereto dated as of October 28, 1994 and by the Second Supplemental Indenture thereto dated as of July 14, 1995, in the form provided to the Consignor."

"1998Offering Expenses: Non-recurring charges, costs and expenses (including transaction expenses, any write-off of deferred financing costs, debt discount costs and redemption premiums and including interest expense incurred solely in respect of the Existing Senior Notes and the Existing Senior Discount Debentures and solely during the period prior to the redemption thereof during which the Senior Debentures and the Senior Notes shall also be outstanding), incurred by the Parent and its Subsidiaries in connection with (a) the Parent's offering of its common stock on or about the Sixth Amendment Effective Date pursuant to a registration statement filed by the Parent with the Securities Exchange Commission on March 24, 1998, as such registration statement may be amended from time to ime, (b) the Parent's offering of the Senior Debentures, (c) the Consignee's offering of the Senior Notes and (d) the related redemption of the Existing Senior Discount Debentures and the Existing Senior Notes."

(d)  deleting  the   definition  of  "Maturity   Date",   in  its  entirety  and
     substituting in lieu thereof the following new definition:

"Maturity Date: The earliest of (a) December 31, 2001, (b) the maturity date from time to time in effect under the Dollar Facility, or (c) such other date on which all Obligations may become due and payable pursuant to the terms hereof."

(e)  deleting  definitions of "Senior Discount Debentures" and "Senior Notes" in
     their  entirety  and   substituting  in  lieu  thereof  the  following  new
     definitions:


"Senior Debentures. The Parent's Senior Debentures due 2008 in the original principal amount of $75,000,000, as in effect on the Sixth Amendment Effective Date, which Senior Debentures are being issued pursuant to a registration statement filed by the Parent with the Securities Exchange Commission on March 24, 1998, as such registration statement may be amended from time to time."

"Senior Notes: The Consignee's Senior Notes due 2008 in the original principal amount of $150,000,000, as in effect on the Sixth Amendment Effective Date, which Senior Notes are being issued pursuant to a registration statement filed by the Consignee with the Securities Exchange Commission on March 24, 1998, as such registration statement may be amended from time to time."

"Sixth  Amendment:  Amendment  No. 6 dated  as of April  24,  1998  between  the
     Consignor  and  the  Consignee,   amending   certain   provisions  of  this
     Agreement."

"Sixth Amendment Effective Date: The date upon which the conditions to the effectiveness of the Sixth Amendment set forth in Section 10 thereof, other than the condition set forth in subparagaph (j) of such Section 10, shall have been satisfied or waived in accordance with the terms of the Sixth Amendment."

     S2. Amendment of S5 of the Consignment Agreement.__Section 5 of the Consignment Agreement is hereby amended by deleting the first paragraph thereof in its entirety and substituting in lieu thereof the following new paragraph:

     "On or prior to the Sixth Amendment Effective Date, the Consignee shall pay to the Consignor a closing fee in the amount of $120,000. The Consignee shall also pay to the Consignor, on the first day of each calendar month following the Sixth Amendment Effective Date and upon the earlier to occur of the Maturity Date or the date upon which the Commitment is no longer in effect, a commitment fee calculated at a rate per annum which is equal to one half of one percent (1/2%) of the average daily difference by which the Commitment amount (in Dollars) exceeds the aggregate of the Fair Market Value of all Consigned Precious Metal outstanding during the preceding calendar month or portion thereof; provided, however, that no such commitment fee shall accrue or be payable with respect to any calendar month or portion thereof during which the average Fair Market Value of all Consigned Precious Metal outstanding during such calendar month or portion thereof during which the Fair Market Value of all Consigned Precious Metal outstanding during such calendar month or portion thereof shall exceed $12,000,000. The Consignee shall also pay to the Consignor, on or prior to the Sixth Amendment Effective Date and on each anniversary of the date hereof, a collateral administration fee in the amount of $25,000 per annum."

     S3. Amendment of S6 of the Consignment Agreement.__Section 6 of the Consignment Agreement is hereby amended by (a) replacing the period at the end of subparagraph (p) thereof with a semicolon followed by the word "and", and (b) adding the following new subparagraph (q) thereto immediately following subparagraph (p):

     "(q)__ttthe Consignee and its Subsidiaries have reviewed or are reviewing the areas within their businesses and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by any of the Consignee and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Consignee reasonably believes that the "Year 2000 Problem" will not have any materially adverse effect on the business or financial condition of any of the Consignee or its Subsidiaries."

     S4. Amendment of S8.1 of the Consignment Agreement.__Section 8.1 of the Consignment Agreement is hereby amended by (a) replacing the period at the end of subparagraph (j) thereof with a semicolon followed by the word "and", and (b) adding the following new subparagraphs (k) and (l) thereto immediately following subparagraph (j):

     "(k)__comply in all respects with Section 8.27 of the Amended and Restated Credit Agreement dated as of September 11, 1997 entered into in connection with the Dollar Facility, as such agreement is in effect on the Sixth Amendment Effective Date (such Section 8.27 and the defined terms used therein being incorporated by reference herein with the same effect as if set forth in their entirety herein), and deliver to the Consignor copies of all information, plans, assessments, reports or other documents delivered to the Dollar Agent or the lenders under the Dollar Facility pursuant to such Section 8.27; and

     (l)__the Parent shall (i) make an initial capital contribution to the Consignee in the aggregate principal amount of $33,000,000 within five (5) Business Days of the final and irrevocable redemption of the Existing Senior Discount Debentures and (ii) make an additional capital contribution to the Consignee consisting of any funds received by the Parent from the aggregate proceeds of the issuance of the Senior Debentures which were not used by the Parent for the payment of costs and premiums associated with the final and irrevocable redemption of the Existing Senior Discount Debentures, including any premiums associated therewith."

     S5. Amendment of S8.2 of the Consignment Agreement.__Section 8.2 of the Consignment Agreement is hereby amended by:

(a) deleting subparagraph (vi) of clause (a) thereof in its entirety and substituting in lieu thereof the following new subparagraph (vi):

"(vi)__Indebtedness of the Consignee (A) evidenced by the Senior Notes in an aggregate principal amount not to exceed $150,000,000, and (B) evidenced by the Existing Senior Notes in an aggregate principal amount not to exceed $135,000,000, provided that such Indebtedness described in this clause (B) shall be permitted solely until the earlier of (1) redemption of such Existing Senior Notes with the proceeds from the issuance of the Senior Notes and other available cash and (2) June 24, 1998;"

(b) replacing the period at the end of subparagraph (d)(ii)(F) thereof with a semicolon followed by the word "and"

(c) adding the following new subparagraph (d)(ii)(G) thereto immediately following existing subparagraph (d)(ii)(F) thereof:

"(G) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, the Consignee may make payments to the Parent in such amounts as are necessary to enable the Parent to make interest payments on the Senior Debentures;"

(d)  adding  the  following   new  clause  (D)  to  the  proviso   contained  in
     subparagraph (h) thereof immediately prior to the semicolon at the end of clause (C) of such proviso:

     ",and (D) the  Consignee   shall  redeem or repurchase  all of the Existing
     Senior Notes with the proceeds from the issuance of the Senior Notes and other available cash".

     S6. Amendment of S8.3 of the Consignment Agreement. Section 8.3 of the Consignment Agreement is hereby amended by:

(a) (i) deleting the ratio "1.15 to 1; or" in su paragraph (a) thereof and substituting in lieu thereof the phrase "the ratio set forth opposite the date set forth in the table below upon which such period shall have ended" and (ii) inserting the following new table at the end of subparagraph (a) thereof:


          "Period Ending:            Ratio:
              1/31/98                1.17:1
              4/30/98                1.17:1
              7/31/98                1.17:1
             10/31/98                1.17:1
              1/31/99                1.26:1





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              4/30/99                1.26:1
              7/31/99                1.26:1
             10/31/99                1.31:1
            1/31/00 and              1.35:1"
            thereafter

(b) deleting subparagraph (b) thereof in its entirety and substituting in lieu thereof the following new subparagraph (b):

     "(b) __permit the ratio of (i) the aggregate principal amount of all Indebtedness for Borrowed Money of the Parent and its Subsidiaries on a consolidated basis as of any fiscal quarter ending date set forth in the table below to (ii) Consolidated EBITDA of the Parent and its Subsidiaries for the period of four consecutive fiscal quarters ending on such fiscal quarter ending date in such table, to exceed the ratio set forth opposite such date in such table:


          Fiscal Quarter
           Ending Date:              Ratio:
              1/31/98                4.73:1
              4/30/98                6.55:1
              7/31/98                6.55:1
             10/31/98                6.33:1
              1/31/99                4.29:1
              4/30/99                6.16:1
              7/31/99                6.16:1
             10/31/99                5.94:1
              1/31/00                4.24:1
              4/30/00                5.50:1
              7/31/00                5.50:1
             10/31/00                5.28:1
              1/31/01                3.85:1
              4/30/01                4.95:1
              7/31/01                4.95:1
             10/31/01                4.73:1
              1/31/02                3.52:1



          ;provided, however, that solely for the purposes of calculating the above ratio as of, and for the fiscal period ended on, October 31,

          1997 only, there shall be excluded from such calculation any effect upon Indebtedness for Borrowed Money of the Parent and its
          Subsidiaries and on Consolidated EBITDA of the Parent and its Subsidiaries resulting from the acquisition by the Consignee of the assets and business acquired from the Diamond Park Fine Jewelry Division (the "Diamond Park Division") of Zale Delaware, Inc. (the "Seller") pursuant to the terms of a certain Asset Purchase Agreement dated September 3, 1997 among the Parent, the Consignee, the Seller and Zale Corporation, as in effect on the date of Amendment No. 4 hereto (the "Acquisition"), or from the related financing of such Acquisition under the Dollar Facility; and provided, further, that solely for the purposes of calculating the above ratio as of, and for the fiscal periods ending on, January 31, 1998, April 30, 1998 and
          July 31, 1998, the Consignee may utilize the actual historical earnings information (provided to the Consignee by Zale Corporation pursuant to the Acquisition) in respect of the operation of the Diamond Park Division by the Seller prior to the Consignee's acquisition of the Diamond Park Division to calculate Consolidated EBITDA for such fiscal periods."

     (c) inserting the following new subparagraph (c) therein immediately following subparagraph (b) thereof:

          "(c) permit Consolidated EBITDA of the Parent and its Subsidiaries for any period of four consecutive fiscal quarters ending on any date set forth in the table below to be less than the amount set forth opposite such date in such table:


               Date:                 Amount:
              1/31/98                $55,800,000
              4/30/98                $58,500,000
              7/31/98                $58,500,000
             10/31/98                $60,300,000
              1/31/99                $63,000,000
              4/30/99                $63,000,000
              7/31/99                $63,000,000
             10/31/99                $63,000,000
              1/31/00                $67,500,000
              4/30/00                $67,500,000
              7/31/00                $67,500,000
             10/31/00                $67,500,000
              1/31/01                $72,000,000
              4/30/01                $73,800,000
              7/31/01                $73,800,000

             10/31/01                $73,800,000
              1/31/02                $78,300,000

          ;provided, however, that solely for the purposes of calculating Consolidated EBITDA for the fiscal periods ending on October 31, 1997, January 31, 1998, April 30, 1998 and July 31, 1998, the Consignee may utilize the actual historical earnings information (provided to the Consignee by Zale Corporation pursuant to the Acquisition) in respect of the operation of the Diamond Park Division by the Seller prior to the Consignee's acquisition of the Diamond Park Division to calculate Consolidated EBITDA for such fiscal periods."

     (d)  inserting  the  following  new  text  therein  immediately   following
          subparagraph (c) thereof:

          "Notwithstanding  the  foregoing  provisions  of this Section 8.3, for purposes of calculating the financial covenants set forth in Sections 8.3(a), (b) and (c) above, there shall be excluded from such calculations the effect of any 1998 Offering Expenses."

     S7. References to "Senior Discount Debentures". The Consignment Agreement is hereby amended to delete each reference to "Senior Discount Debentures" in its entirety and to substitute in lieu thereof the text "Senior Debentures".

     S8. Limited Consent. Subject to the satisfaction of the conditions precedent set forth in S10 hereof, the Consignor hereby consents to the execution and delivery by the Consignee of Amendment No. 3 to the Amended and Restated Credit Agreement dated as of September 11, 1997, among the Consignee, the Parent, the Dollar Agent and the lenders party thereto, such Amendment No. 3 being in substantially the form attached hereto as Exhibit A.

     S9. Representations and Warranties.__The Consignee hereby represents and warrants to the Consignor as follows:

(a) Representations and Warranties in Consignment Agreement. The representations and warranties of the Consignee contained in the Consignment Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Consignment Documents and this Amendment and changes occurring in the ordinary course of business that do not result in a Materially Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date.

(b) Authority, No Conflicts, Etc. The execution, delivery and performance by the Consignee of this Amendment and the consummation of the transactions contemplated hereby (i)__are within the corporate power of the Consignee and have been duly authorized by all necessary corporate action on the part of the Consignee, (ii)__do not require any approval or consent of, or filing with, any governmental agency or authority, or any other person, association or entity (except for the consent of the Dollar Agent and each of the lenders under the Dollar Facility, which consent is being obtained concurrently herewith as required by Section 10 hereof), which bears on the validity of this Amendment or the Consignment Documents and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity, (iii)__do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which the Consignee is named in a manner which has or could reasonably be expected to have a Materially Adverse Effect, (iv)__do not violate any provision of the Charter Documents of the Consignee, (v)__do not result in any breach of or constitute a default under any agreement or instrument to which the Consignee is a party or by which it or any of its properties is bound, including without limitation any indenture, loan or credit agreement, lease, debt instrument or mortgage, in a manner which has or could reasonably be expected to have a Materially Adverse Effect, and
     (vi)__do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of the Consignee except in favor of the Consignor pursuant to the Security Documents.

     (c) Enforceability of Obligations. This Amendment has been duly executed and delivered by the Consignee and constitutes the legal, valid and binding obligation of the Consignee, enforceable against the Consignee in accordance with its terms, provided that (a)__enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (b)__enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.



     S10. Condition to Effectiveness.__The effectiveness of this Amendment shall be subject to satisfaction of the following conditions precedent, in each case in form and substance satisfactory to the Consignor; provided that the effectiveness of the amendments described in Section 5(a) of this Amendment (and the associated amendments to the definitions of "Senior Notes" and "Existing Senior Notes", in each case solely for purposes of using such amended definitions in such Section 5(a) hereof) shall not be subject to satisfaction of the condition precedent set forth in subparagraph (j) of this Section 10:

(a)  this Amendment duly executed by each of the Consignee and the Consignor;

(b) a Certificate of the Secretary or Assistant Secretary of the Consignee certifying as to the Consignee's charter documents (as certified by the Secretary of State of the State of Delaware), by-laws, incumbency and authorizing resolutions of the Consignee's board of directors authorizing the transactions contemplated by the Amendment;

(c) a good standing certificate from the Secretary of State of the State of Delaware regarding the Consignee's good standing;

(d) foreign qualification certificates for the Consignee from each jurisdiction in which the Consignee has qualified to do business as a foreign corporation;

(e)  a legal opinion of Tenzer Greenblatt LLP, counsel to the Consignee;

(f) a cash amount equal to $145,000, comprised of (i) the closing fee in the amount of $120,000 contemplated by S5 of the Consignment Agreement (as amended by this Amendment) and (ii) the annual collateral administration fee in the amount of $25,000 contemplated by S5 of the Consignment Agreement (as amended by this Amendment);

(g) evidence of the issuance by the Parent of its Senior Debentures due 2008 in the maximum aggregate principal amount of $75,000,000 (the "New Senior Debentures"), the net cash proceeds of which shall be used to redeem the Senior Discount Debentures (as defined in the Consignment Agreement prior to the amendments contemplated by this Amendment);

(h) evidence of the issuance by the Consignee of its Senior Notes due 2008 in the maximum aggregate principal amount of $150,000,000 (the "New Senior Notes"), the net cash proceeds of which shall be used to redeem the Senior Notes (as defined in the Consignment Agreement prior to the amendments contemplated by this Amendment);

(i) evidence of the issuance by the Parent of up to $19,200,000 (and in any event yielding net cash proceeds to the Parent of not less than $12,700,000) of its common stock, provided that if the Parent shall be unable to complete such issuance of common stock for any reason, the Parent shall have instead issued additional New Senior Debentures or other Indebtedness of the Parent in an aggregate principal amount not less than $12,700,000 on terms and conditions satisfactory to the Consignor in its sole discretion; and provided further that the net cash proceeds of such issuance shall be used to redeem the Senior Discount Debentures (as defined in the Consignment Agreement prior to the amendments contemplated by this Amendment);

(j) evidence of the repayment in full of the existing Senior Discount Debentures (as defined in the Consignment Agreement prior to the amendments contemplated by this Amendment) of the Parent and the existing Senior Notes (as defined in the Consignment Agreement prior to the amendments contemplated by this Amendment) of the Consignee with the proceeds of the New Senior Debentures and the New Senior Notes and other available cash, including the retirement in full of all such Senior Discount Debentures and Senior Notes and all fees and expenses in connection therewith;

(k) evidence of the amendment of the Dollar Facility to provide for, among other things, an increase in the maximum principal amount of credit to be extended thereunder from $225,000,000 to $275,000,000; and

(l) evidence of the Consignee's receipt of all necessary or appropriate third party consents or approvals to the transactions contemplated hereby, including, without limitation, consents or approvals from the Dollar Agent and each of the lenders under the Dollar Facility.

     S11. Ratifications, etc.__Except as expressly provided in this Amendment, all of the terms and conditions of the Consignment Agreement and the other Consignment Documents shall remain in full force and effect. All references in the Consignment Agreement or any related agreement or instrument to the Consignment Agreement shall hereafter refer to the Consignment Agreement as amended hereby. The Consignee confirms and agrees that the Obligations of the Consignee to the Consignor under the Consignment Documents, as amended and supplemented hereby, are secured by and are entitled to the benefits of the Security Documents.

     S12.__No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligations of the Consignee or any right of the Consignor consequent thereon.

     S13. Governing Law.__This Amendment is intended to take effect as an instrument under seal and shall be construed according to and governed by the internal laws of the State of Rhode Island.

     S14. Execution in Counterparts.__This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

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


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                          FINLAY FINE JEWELRY
                                          CORPORATION


                                          By: /s/Barry D. Secheckner
                                              --------------------------------
                                              Name:  Barry D. Scheckner
                                              Title: Senior Vice President and
                                                     Chief Financial Officer


                                          RHODE ISLAND HOSPITAL TRUST
                                          NATIONAL BANK


                                          By:/s/ Albert L. Brown
                                             ---------------------------------
                                             Name:  Albert L. Brown
                                             Title: Sr. Vice President